EXHIBIT 99.1
Wyndham Worldwide Reports Strong Third Quarter 2011 Earnings
Repurchased Over $300 Million of Common Stock in the Third Quarter
Increases Full-Year 2011 EPS Guidance
PARSIPPANY, N.J. (October 26, 2011) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended September 30, 2011.
Highlights:
•	Third quarter 2011 adjusted diluted earnings per share (EPS) was $0.94, compared with $0.68 in the third quarter of 2010, an increase of 38%. Third quarter 2011 reported diluted EPS was $1.08, an increase of 29%, compared with the same period in 2010.

•	Free cash flow increased 24% to $699 million for the first three quarters of 2011, compared with $564 million during the same period in 2010. The Company defines free cash flow as net cash provided by operating activities less capital expenditures, equity investments and development advances and excludes a 2010 cash payment related to contingent IRS tax liabilities.

•	During the quarter, the Company repurchased approximately 10.2 million shares of its common stock at an average price of $29.75 for $304 million.
     “I am pleased once again with our strong results, which reflect outstanding operating performance and the resiliency of our businesses,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “In addition, we continued to thoughtfully deploy our free cash flow to repurchase our common shares and invest in our company.”
THIRD QUARTER 2011 OPERATING RESULTS
Third quarter revenues increased 14% from the prior year period to $1.2 billion. The revenue growth reflects strong RevPAR growth of 6.3% in our hotel business, increased rental revenues including contributions from acquisitions of vacation rentals businesses and higher sales in the vacation ownership business.
For the third quarter of 2011, adjusted net income increased 22% to $153 million, compared with $125 million in the third quarter of 2010. On a per share basis, adjusted net income grew 38% to $0.94 per diluted share, compared with $0.68 per diluted share in the same period in 2010. The increase reflects strong operational performance and the benefit from the Company’s share repurchase program, partially offset by a higher tax rate compared with the third quarter of 2010. Adjusted net income for the third quarter of 2011 excludes a tax benefit of $13 million related to the reversal of a tax valuation allowance, $7 million, after tax, of interest income related to a refund of value added taxes and a $6 million after-tax net benefit related to the adjustment and resolution of certain contingent liabilities and assets. These adjustments were partially offset by a $4 million after-tax loss related to the write-off of foreign exchange translation adjustments resulting from the liquidation of a foreign entity.
Including the above adjustments, third quarter 2011 net income grew 12% to $175 million, or $1.08 per diluted share, compared with net income of $156 million or $0.84 per diluted share, a 29% increase per share from the third quarter of 2010.
Free cash flow increased 24% to $699 million for the first nine months of 2011, compared with $564 million during the same period in 2010. The growth in free cash flow reflects higher cash earnings, more efficient working capital utilization and a refund of value added taxes and related interest income. For the first nine months, cash provided by operating activities was $860 million, compared with $528 million in the prior year period, which included a $145 million cash payment related to contingent IRS tax liabilities.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues were $222 million in the third quarter of 2011, an increase of 9%, compared with the third quarter of 2010, primarily reflecting improved RevPAR performance, an increase in system size and a $12 million reclassification of certain reservation fees, which had no impact on EBITDA. In the third quarter of 2011, system-wide RevPAR increased 6.3%, or 4.8% in constant currency.
Third quarter 2011 EBITDA of $67 million, was flat, compared with the same period in 2010, primarily reflecting the timing of $3 million in marketing and reservation expenses as well as $3 million of pre-opening costs for the Wyndham Grand Orlando Resort Bonnet Creek.
As of September 30, 2011, the Company’s hotel system consisted of approximately 7,190 properties and 611,200 rooms. The development pipeline included approximately 870 hotels and 115,000 rooms, of which 58% were new construction. International rooms accounted for 62% of the development pipeline.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)
Revenues were $436 million in the third quarter of 2011, an increase of 32% compared with the third quarter of 2010, reflecting incremental revenues from acquisitions and the favorable impact from foreign currency.
Exchange revenues were $161 million, flat compared with the third quarter of 2010. In constant currency, exchange revenues decreased 3%, reflecting a 2.2% decrease in exchange revenue per member. The average number of members was flat.
Vacation rental revenues were $260 million, which included $83 million of incremental revenues related to acquisitions, compared with $161 million in the third quarter of 2010. In constant currency, excluding the impact of the incremental revenues from acquisitions, net revenues generated from rental transactions and related services increased 2%, reflecting a 1.4% increase in the average net price per vacation rental, while rental transaction volume was flat.
Adjusted EBITDA for the third quarter of 2011 was $135 million, a 30% increase compared with $104 million in the prior year period. The increase reflects incremental contributions from acquisitions and the favorable impact from foreign currency. Third quarter 2011 adjusted EBITDA excludes a $4 million loss related to the write-off of foreign exchange translation adjustments resulting from the liquidation of a foreign entity.
Vacation Ownership (Wyndham Vacation Ownership)
Revenues for the third quarter of 2011 were $559 million, a 5% increase compared with $533 million in the third quarter of 2010, reflecting an increase in Vacation Ownership Interest (VOI) sales and commissions under the Wyndham Asset Affiliation Model (WAAM).
Gross VOI sales were $455 million in the third quarter of 2011, up 10% from the third quarter of 2010, reflecting a 5.6% increase in volume per guest and a 5.3% increase in tour flow.
EBITDA for the third quarter of 2011 increased 21% to $149 million, compared with EBITDA of $123 million in the third quarter of 2010, reflecting the increase in VOI sales and a decrease in cost of sales.
Other Items
•	The Company repurchased approximately 10.2 million shares of its common stock during the third quarter of 2011 at an average price of $29.75 for $304 million and an additional 1.4 million shares at an average price of $29.19 for $40 million through October 25, 2011.

•	Net interest expense in the third quarter of 2011 was $15 million, compared with $45 million in the same period in 2010. Third quarter 2011 net interest expense included $16 million of interest income related to a refund of value added taxes and third quarter 2010 net interest expense included $11 million of costs incurred for the early extinguishment of debt.
Balance Sheet Information as of September 30, 2011:
•	Cash and cash equivalents of $175 million, compared with approximately $155 million at December 31, 2010.

•	Vacation ownership contract receivables, net, of $2.9 billion, compared with $3.0 billion at December 31, 2010.

•	Vacation ownership and other inventory of $1.1 billion, compared with $1.2 billion at December 31, 2010.

•	Securitized vacation ownership debt of $1.7 billion, unchanged from December 31, 2010.

•	Other debt of $2.1 billion, unchanged from December 31, 2010. The remaining borrowing capacity on the revolving credit facility was $820 million, compared with $788 million as of December 31, 2010.
A schedule of debt is included in the financial tables section of this press release.
Outlook
The Company is increasing full-year 2011 adjusted EPS guidance from $2.32 – $2.40 to $2.41 – $2.45, based on a diluted share count of 167 million.
For the fourth quarter of 2011, the Company expects adjusted EPS of $0.40 – $0.44 based on a diluted share count of 158 million.
The Company’s preliminary guidance for the full-year 2012 is as follows:
•	Revenues of approximately $4.425 – $4.600 billion

•	Adjusted EBITDA of approximately $1.030 – $1.055 billion

•	Adjusted EPS of approximately $2.72 – $2.82 based on a diluted share count of 160 million.
The guidance reflects assumptions used for internal planning purposes. Guidance may exclude non-recurring or special items, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and our guidance may change materially.
Conference Call Information
Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, October 26, 2011 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on October 26, 2011. The conference call may also be accessed by dialing (800) 369-2052 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at 11:00am EDT on October 26, 2011 by dialing (866) 490-5935 and providing the pass code “8425.”
Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to our financial results.
About Wyndham Worldwide Corporation
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality services and products across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Worldwide encompasses approximately 7,360 franchised hotels and vacation ownership resorts with approximately 632,000 rooms worldwide. Wyndham Exchange & Rentals offers leisure travelers, including its 3.7 million members, access to approximately 99,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of vacation ownership resorts serving nearly 815,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 26,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s website at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 1, 2011. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #
Investor and Media contact:
Margo C. Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation
(973) 753-6472
margo.happer@wyn.com

Table 1
(1 of 2)
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three months ended September 30, 2011 and 2010:

	Three Months Ended September 30,
	2011			2010
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$222	$67		$203	$67
Vacation Exchange and Rentals	436	131	(b)	330	103	(e)
Vacation Ownership	559	149		533	123

Total Reportable Segments	1,217	347		1,066	293
Corporate and Other(a)	(5)	(18)	(c)	(1)	30	(c)

Total Company	$1,212	$329		$1,065	$323

Reconciliation of EBITDA to Net Income

EBITDA		$329			$323
Depreciation and amortization		43			43
Interest expense		34			47	(f)
Interest income		(19)	(d)		(2)

Income before income taxes		271			235
Provision for income taxes		96			79

Net income		$175			$156

(a)	Includes the elimination of transactions between segments.

(b)	Includes a $4 million charge related to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

(c)	Includes $8 million and $52 million of a net benefit during the three months ended September 30, 2011 and 2010, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(d)	Includes $16 million of interest income related to a refund of value added taxes.

(e)	Includes $1 million related to costs incurred in connection with the Company’s acquisition of ResortQuest during September 2010.

(f)	Includes $11 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the third quarter of 2010.
The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended September 30, 2011 and 2010 (for a description of adjustments by segment, see Table 7):

	Three Months Ended September 30,
	2011		2010
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$222	$67	$203	$67
Vacation Exchange and Rentals	436	135	330	104
Vacation Ownership	559	149	533	123

Total Reportable Segments	1,217	351	1,066	294
Corporate and Other	(5)	(26)	(1)	(22)

Total Company	$1,212	$325	$1,065	$272

Table 1
(2 of 2)
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the nine months ended September 30, 2011 and 2010:

	Nine Months Ended September 30,
	2011			2010
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$561	$160	(b)	$525	$148	(h)
Vacation Exchange and Rentals	1,152	330	(c)	912	261	(i)
Vacation Ownership	1,550	376	(d)	1,483	310

Total Reportable Segments	3,263	866		2,920	719
Corporate and Other(a)	(10)	(57)	(e)	(6)	(4)	(e)

Total Company	$3,253	$809		$2,914	$715

Reconciliation of EBITDA to Net Income

EBITDA		$809			$715
Depreciation and amortization		133			128
Interest expense		115	(f)		133	(j)
Interest income		(22)	(g)		(3)

Income before income taxes		583			457
Provision for income taxes		222			157

Net income		$361			$300

(a)	Includes the elimination of transactions between segments.

(b)	Includes a non-cash impairment charge of $13 million related to a write-down of an international joint venture in the Company’s lodging business.

(c)	Includes (i) a $31 million net benefit resulting from a refund of value added taxes, (ii) $7 million of restructuring costs incurred in connection with a strategic initiative commenced by the Company during 2010 and (iii) a $4 million charge related to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

(d)	Includes a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(e)	Includes $16 million and $51 million of a net benefit during the nine months ended September 30, 2011 and 2010, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(f)	Includes (i) $12 million of costs incurred for the early repurchase of a portion of the Company’s convertible notes during the first nine months of 2011 and (ii) $3 million of interest related to value added tax accruals.

(g)	Includes $16 million of interest income related to a refund of value added taxes.

(h)	Includes $1 million related to costs incurred in connection with the Company’s acquisition of the TRYP hotel brand during June 2010.

(i)	Includes (i) $4 million related to costs incurred in connection with the Company’s acquisition of Hoseasons Holdings Ltd. during March 2010 and (ii) $1 million related to costs incurred in connection with the Company’s acquisition of ResortQuest during September 2010.

(j)	Includes (i) $16 million of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010 and (ii) $11 million of costs incurred for the repurchase of a portion of the Company’s 3.50% convertible notes during the third quarter of 2010.
The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the nine months ended September 30, 2011 and 2010 (for a description of adjustments by segment, see Table 7):

	Nine Months Ended September 30,
	2011		2010
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$561	$173	$525	$149
Vacation Exchange and Rentals	1,152	310	912	266
Vacation Ownership	1,550	375	1,483	310

Total Reportable Segments	3,263	858	2,920	725
Corporate and Other	(10)	(73)	(6)	(55)

Total Company	$3,253	$785	$2,914	$670

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011		2010		2011		2010
Net revenues
Service and membership fees	$584		$464		$1,579		$1,298
Vacation ownership interest sales	320		308		855		796
Franchise fees	160		142		395		353
Consumer financing	105		107		310		318
Other	43		44		114		149

Net revenues	1,212		1,065		3,253		2,914

Expenses
Operating	490	(a)	410	(b)	1,358	(a)	1,179	(b)
Cost of vacation ownership interests	35		52		115		138
Consumer financing interest	21		27		67		80
Marketing and reservation	182		149		472		410
General and administrative (c)	157		101		422	(d)	394
Asset impairment	—		4	(e)	13	(f)	4	(e)
Restructuring	—		—		6	(g)	—
Depreciation and amortization	43		43		133		128

Total expenses	928		786		2,586		2,333

Operating income	284		279		667		581
Other income, net	(2)		(1)		(9	) (h)	(6)
Interest expense	34		47	(i)	115	(j)	133	(i)
Interest income	(19	)(k)	(2)		(22	)(k)	(3)

Income before income taxes	271		235		583		457
Provision for income taxes	96	(l)	79		222	(l)	157

Net income	$175		$156		$361		$300

Earnings per share
Basic	$1.10		$0.88		$2.17		$1.68
Diluted	1.08		0.84		2.12		1.62

Weighted average shares outstanding
Basic	159		177		166		179
Diluted	162		184		170		186

(a)	Includes a $4 million charge related to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

(b)	Includes $1 million during both the three and nine months ended September 30, 2010 related to costs incurred in connection with the Company’s September 2010 acquisition of ResortQuest. The nine months ended September 30, 2010 also includes (i) $4 million of costs incurred in connection with the Company’s March 2010 acquisition of Hoseasons Holdings Ltd. and (ii) $1 million related to costs incurred in connection with the Company’s June 2010 acquisition of the TRYP hotel brand.

(c)	Includes $8 million and $52 million of a net benefit during the three months ended September 30, 2011 and 2010, respectively, and $12 million and $51 million of a net benefit during the nine months ended September 30, 2011 and 2010, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(d)	Includes a $31 million net benefit resulting from a refund of value added taxes.

(e)	Represents a non-cash impairment charge to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans.

(f)	Represents a non-cash impairment charge related to a write-down of an international joint venture in the Company’s lodging business.

(g)	Includes (i) $7 million of costs incurred as a result of a strategic initiative commenced by the Company during 2010 and (ii) a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(h)	Includes $4 million of a gain related to the redemption of a preferred stock investment allocated to the Company in connection with our separation from Cendant.

(i)	Includes $11 million during both the three and nine months ended September 30, 2010 related to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the third quarter of 2010. The nine months ended September 30, 2010 also includes $16 million of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010.

(j)	Includes (i) $12 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes and (ii) $3 million of interest related to value added tax accruals.

(k)	Includes $16 million of interest income related to the refund of value added taxes.

(l)	Includes a benefit of $13 million related to the reversal of a tax valuation allowance.

Table 3
(1 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a)
Number of Rooms	2011	609,600	612,900	611,200	N/A	N/A
	2010	593,300	606,800	605,700	612,700	N/A
	2009	588,500	590,200	590,900	597,700	N/A
	2008	551,100	551,500	583,400	592,900	N/A

RevPAR	2011	$27.71	$35.38	$39.49	N/A	N/A
	2010	$25.81	$32.25	$37.14	$29.18	$31.14
	2009	$27.69	$32.38	$34.81	$26.47	$30.34
	2008	$32.21	$38.87	$41.93	$30.03	$35.74

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2011	3,766	3,755	3,744	N/A	N/A
	2010	3,746	3,741	3,766	3,759	3,753
	2009	3,789	3,795	3,781	3,765	3,782
	2008	3,632	3,682	3,673	3,693	3,670

Exchange Revenue Per Member	2011	$205.64	$178.46	$172.38	N/A	N/A
	2010	$201.93	$172.20	$173.44	$162.59	$177.53
	2009	$194.83	$174.22	$173.90	$163.89	$176.73
	2008	$234.05	$201.04	$193.39	$165.99	$198.48

Vacation Rental Transactions (in 000s) (b)	2011	398	328	370	N/A	N/A
	2010	291	297	322	253	1,163
	2009	273	231	264	196	964
	2008	269	220	255	191	936

Average Net Price Per Vacation Rental (b)	2011	$377.71	$549.09	$701.81	N/A	N/A
	2010	$361.17	$387.01	$500.31	$449.12	$425.38
	2009	$353.15	$471.74	$594.34	$499.66	$477.38
	2008	$442.50	$541.69	$659.93	$460.86	$528.95

Vacation Ownership
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2011	$319,000	$412,000	$455,000	N/A	N/A
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000
	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000

Tours (d)	2011	137,000	177,000	197,000	N/A	N/A
	2010	123,000	163,000	187,000	160,000	634,000
	2009	137,000	164,000	173,000	142,000	617,000
	2008	255,000	314,000	334,000	240,000	1,143,000

Volume Per Guest (VPG) (d)	2011	$2,192	$2,227	$2,197	N/A	N/A
	2010	$2,334	$2,156	$2,081	$2,214	$2,183
	2009	$1,866	$1,854	$1,944	$2,210	$1,964
	2008	$1,668	$1,583	$1,550	$1,630	$1,602

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the TRYP hotel brand (June 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010), James Villa Holidays (November 2010) and a tuck-in acquisition (August 2011) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(c)	Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) beginning in the first quarter of 2010 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).

(d)	Includes the impact of WAAM related tours beginning in the first quarter of 2010.

Table 3
(2 of 3)
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a)
Number of Properties	2011	7,190	7,220	7,190	N/A	N/A
	2010	7,090	7,160	7,150	7,210	N/A
	2009	6,990	7,020	7,040	7,110	N/A
	2008	6,550	6,560	6,970	7,040	N/A

Vacation Ownership
Deferred Revenues (in 000s) (b)	2011	$—	$—	$—	N/A	N/A
	2010	$—	$—	$—	$—	$—
	2009	$67,000	$37,000	$36,000	$47,000	$187,000
	2008	$(82,000)	$(5,000)	$(2,000)	$14,000	$(75,000)

Provision for Loan Losses (in 000s) (c)	2011	$79,000	$80,000	$96,000	N/A	N/A
	2010	$86,000	$87,000	$85,000	$82,000	$340,000
	2009	$107,000	$122,000	$117,000	$103,000	$449,000
	2008	$82,000	$113,000	$119,000	$136,000	$450,000

Sales under WAAM (in 000s) (d)	2011	$18,000	$19,000	$38,000	N/A	N/A
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM Commission Revenues (in 000s)	2011	$10,000	$11,000	$23,000	N/A	N/A
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the Tryp hotel brand (June 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Represents the revenue that is deferred under the percentage of completion method of accounting.

(c)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(d)	Represents gross VOI sales under the Company’s WAAM for which the Company earns commission revenue (WAAM Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income. The Company implemented this sales model during the first quarter of 2010 and, as such, there is no historical data prior to 2010.

Table 3
(3 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided or (iii) properties managed under a joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.
Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.
Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded for each standard one-week rental.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2007-2010. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.
General
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
REVENUE DETAIL BY REPORTABLE SEGMENT
(In millions)

	2011					2010
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$58	$75	$85	N/A	N/A	$52	$69	$82	$62	$265
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	75	94	N/A	N/A	50	65	76	60	251
Hotel Management Reimbursable Revenues (b)	19	19	21	N/A	N/A	21	20	18	18	77
Ancillary Revenues (c)	18	21	22	N/A	N/A	21	24	27	23	95

Total Lodging	149	190	222	N/A	N/A	144	178	203	163	688

Vacation Exchange and Rentals
Exchange Revenues	194	168	161	N/A	N/A	189	161	163	153	666
Rental Revenues	150	180	260	N/A	N/A	105	115	161	114	495
Ancillary Revenues (d)	12	13	15	N/A	N/A	6	5	6	15	32

Total Vacation Exchange and Rentals	356	361	436	N/A	N/A	300	281	330	282	1,193

Vacation Ownership
Vacation Ownership Interest Sales	222	313	320	N/A	N/A	217	271	308	276	1,072
Consumer Financing	102	103	105	N/A	N/A	105	106	107	107	425
Property Management Fees	110	108	105	N/A	N/A	100	100	104	101	405
WAAM Commissions	10	11	23	N/A	N/A	3	8	12	8	31
Ancillary Revenues (e)	6	6	6	N/A	N/A	19	20	2	5	46

Total Vacation Ownership	450	541	559	N/A	N/A	444	505	533	497	1,979

Total Reportable Segments	$955	$1,092	$1,217	N/A	N/A	$888	$964	$1,066	$942	$3,860

	2009					2008
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$57	$68	$72	$57	$254	$64	$78	$88	$66	$297
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	66	73	53	246	60	75	84	61	280
Hotel Management Reimbursable Revenues (b)	22	23	21	19	85	27	26	25	21	100
Ancillary Revenues (c)	21	17	17	20	75	19	21	16	22	76

Total Lodging	154	174	183	149	660	170	200	213	170	753

Vacation Exchange and Rentals
Exchange Revenues	185	165	164	154	668	213	185	178	152	728
Rental Revenues	96	109	157	98	460	119	119	169	88	495
Ancillary Revenues (d)	6	6	6	6	24	9	10	7	10	36

Total Vacation Exchange and Rentals	287	280	327	258	1,152	341	314	354	250	1,259

Vacation Ownership
Vacation Ownership Interest Sales	239	242	285	287	1,053	294	414	446	309	1,463
Consumer Financing	109	109	108	109	435	99	104	111	112	426
Property Management Fees	91	94	96	95	376	85	84	89	89	346
Ancillary Revenues (e)	23	22	19	17	81	26	19	15	(18)	43

Total Vacation Ownership	462	467	508	508	1,945	504	621	661	492	2,278

Total Reportable Segments	$903	$921	$1,018	$915	$3,757	$1,015	$1,135	$1,228	$912	$4,290

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.

(c)	Primarily includes additional services provided to franchisees.

(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.

(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Securitized vacation ownership debt (a)
Term notes	$1,512	$1,446	$1,666	$1,498	$1,400
Bank conduit facility (b)	218	242	148	152	215

Securitized vacation ownership debt (c)	1,730	1,688	1,814	1,650	1,615
Less: Current portion of securitized vacation ownership debt	179	190	216	223	187

Long-term securitized vacation ownership debt	$1,551	$1,498	$1,598	$1,427	$1,428

Debt:
Revolving credit facility (due July 2016) (d)	$169	$107	$5	$154	$26
6.00% senior unsecured notes (due December 2016) (e)	812	803	797	798	798
9.875% senior unsecured notes (due May 2014) (f)	243	242	241	241	240
3.50% convertible notes (due May 2012) (g)	27	32	41	266	289
7.375% senior unsecured notes (due March 2020) (h)	247	247	247	247	247
5.75% senior unsecured notes (due February 2018) (i)	247	247	247	247	247
5.625% senior unsecured notes (due March 2021) (j)	245	245	245	—	—
Vacation rentals capital leases	108	120	120	115	120
Other	1	1	28	26	34

Total debt	2,099	2,044	1,971	2,094	2,001
Less: Current portion of debt	37	43	12	11	32

Long-term debt	$2,062	$2,001	$1,959	$2,083	$1,969

(a)	The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through June 2013 and borrowing capacity of $600 million. As of September 30, 2011, this facility had remaining borrowing capacity of $382 million.

(c)	This debt is collateralized by $2,502 million, $2,672 million, $2,778 million, $2,865 million and $2,874 million of underlying vacation ownership contract receivables and related assets as of September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively.

(d)	Represents a $1.0 billion revolving credit facility that expires on July 15, 2016. As of September 30, 2011, the Company had $11 million of outstanding letters of credit and a remaining borrowing capacity of $820 million.

(e)	Represents senior unsecured notes issued by the Company during December 2006. The balance as of September 30, 2011 represents $800 million aggregate principal less $2 million of unamortized discount, plus $14 million of unamortized gains from the settlement of a derivative.

(f)	Represents senior unsecured notes issued by the Company during May 2009. The balance as of September 30, 2011 represents $250 million aggregate principal less $7 million of unamortized discount.

(g)	Represents convertible notes issued by the Company during May 2009, which includes debt principal, less unamortized discount, and a liability related to a bifurcated conversion feature. During the third and fourth quarters of 2010, the Company repurchased a portion of these notes. During the nine months ended September 30, 2011, the Company repurchased a portion of these notes, primarily through the completion of a cash tender offer. The following table details the components of the convertible notes

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Debt principal	$12	$12	$17	$116	$138
Unamortized discount	(1)	(1)	(1)	(12)	(17)

Debt less discount	11	11	16	104	121
Fair value of conversion feature (*)	16	21	25	162	168

Convertible notes	$27	$32	$41	$266	$289

(*)	The Company also has an asset with a fair value equal to the conversion feature, which represents cash-settled call options that the Company purchased concurrent with the issuance of the convertible notes.

(h)	Represents senior unsecured notes issued by the Company during February 2010. The balance as of September 30, 2011 represents $250 million aggregate principal less $3 million of unamortized discount.

(i)	Represents senior unsecured notes issued by the Company during September 2010. The balance as of September 30, 2011 represents $250 million aggregate principal less $3 million of unamortized discount.

(j)	Represents senior unsecured notes issued by the Company during March 2011. The balance as of September 30, 2011 represents $250 million aggregate principal less $5 million of unamortized discount.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
BRAND SYSTEM DETAILS

	As of and For the Three Months Ended September 30, 2011
					Average Revenue
	Number of	Number of	Average Occupancy	Average Daily	Per Available
Brand	Properties	Rooms	Rate	Rate (ADR)	Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	98	26,548	62.3%	$106.49	$66.34

TRYP by Wyndham	93	13,456	67.0%	$102.53	$68.73

Wingate by Wyndham	166	15,234	64.7%	$83.02	$53.68

Hawthorn Suites by Wyndham	74	7,047	66.7%	$75.65	$50.48

Ramada	848	114,377	56.9%	$78.49	$44.64

Baymont	257	21,464	54.6%	$64.72	$35.33

Days Inn	1,857	149,165	54.5%	$65.47	$35.68

Super 8	2,241	141,272	60.4%	$58.35	$35.24

Howard Johnson	453	45,016	52.4%	$64.10	$33.57

Travelodge	436	32,563	54.7%	$71.30	$39.00

Microtel Inns & Suites	317	22,601	59.4%	$62.74	$37.23

Knights Inn	348	21,362	43.0%	$44.84	$19.29

Dream	5	990	78.7%	$175.65	$138.32

Night	1	72	94.8%	$214.38	$203.31

Total Lodging	7,194	611,167	57.0%	$69.34	$39.49

Vacation Ownership
Wyndham Vacation Ownership resorts	162	20,803	N/A	N/A	N/A

Total Wyndham Worldwide	7,356	631,970

	As of and For the Three Months Ended September 30, 2010
					Average Revenue
	Number of	Number of	Average Occupancy	Average Daily	Per Available
Brand	Properties	Rooms	Rate	Rate (ADR)	Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	99	27,753	57.4%	$107.11	$61.46

TRYP by Wyndham	92	13,236	63.2%	$83.93	$53.03

Wingate by Wyndham	165	15,097	63.1%	$81.19	$51.22

Hawthorn Suites by Wyndham	78	7,451	61.7%	$75.83	$46.77

Ramada	894	117,842	55.0%	$73.43	$40.38

Baymont	245	20,479	53.3%	$63.36	$33.78

Days Inn	1,859	148,155	53.4%	$64.03	$34.19

Super 8	2,156	134,827	58.3%	$59.40	$34.61

Howard Johnson	474	45,735	52.6%	$63.19	$33.26

Travelodge	438	32,377	54.1%	$68.24	$36.89

Microtel Inns & Suites	319	22,760	57.1%	$60.12	$34.34

Knights Inn	331	19,597	43.2%	$46.42	$20.06

Other	2	404	N/A	N/A	N/A

Total Lodging	7,152	605,713	55.3%	$67.16	$37.14

Vacation Ownership
Wyndham Vacation Ownership resorts	160	20,569	N/A	N/A	N/A

Total Wyndham Worldwide	7,312	626,282

NOTE:	A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
BRAND SYSTEM DETAILS

	As of and For the Nine Months Ended September 30, 2011
					Average Revenue
	Number of	Number of	Average Occupancy	Average Daily	Per Available
Brand	Properties	Rooms	Rate	Rate (ADR)	Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	98	26,548	59.5%	$107.74	$64.14

TRYP by Wyndham	93	13,456	60.7%	$105.13	$63.85

Wingate by Wyndham	166	15,234	61.1%	$81.27	$49.68

Hawthorn Suites by Wyndham	74	7,047	62.7%	$75.32	$47.26

Ramada	848	114,377	52.1%	$75.97	$39.58

Baymont	257	21,464	49.0%	$62.41	$30.59

Days Inn	1,857	149,165	48.4%	$62.12	$30.09

Super 8	2,241	141,272	53.1%	$55.31	$29.36

Howard Johnson	453	45,016	47.6%	$61.12	$29.07

Travelodge	436	32,563	48.2%	$66.22	$31.94

Microtel Inns & Suites	317	22,601	53.9%	$59.21	$31.90

Knights Inn	348	21,362	39.1%	$42.98	$16.79

Dream	5	990	75.5%	$174.99	$132.10

Night	1	72	93.8%	$232.89	$218.53

Total Lodging	7,194	611,167	51.2%	$66.85	$34.25

Vacation Ownership
Wyndham Vacation Ownership resorts	162	20,803	N/A	N/A	N/A

Total Wyndham Worldwide	7,356	631,970

	As of and For the Nine Months Ended September 30, 2010
					Average Revenue
	Number of	Number of	Average Occupancy	Average Daily	Per Available
Brand	Properties	Rooms	Rate	Rate (ADR)	Room (RevPAR)
Lodging
Wyndham Hotels and Resorts	99	27,753	56.1%	$109.35	$61.32

TRYP by Wyndham	92	13,236	63.2%	$83.93	$53.03

Wingate by Wyndham	165	15,097	58.8%	$79.67	$46.85

Hawthorn Suites by Wyndham	78	7,451	56.1%	$76.95	$43.14

Ramada	894	117,842	49.9%	$72.73	$36.26

Baymont	245	20,479	48.1%	$61.03	$29.37

Days Inn	1,859	148,155	46.9%	$61.16	$28.69

Super 8	2,156	134,827	50.4%	$56.48	$28.50

Howard Johnson	474	45,735	46.1%	$60.85	$28.04

Travelodge	438	32,377	45.9%	$64.36	$29.57

Microtel Inns & Suites	319	22,760	51.1%	$57.59	$29.41

Knights Inn	331	19,597	38.0%	$42.67	$16.22

Other	2	404	N/A	N/A	N/A

Total Lodging	7,152	605,713	49.0%	$64.98	$31.81

Vacation Ownership
Wyndham Vacation Ownership resorts	160	20,569	N/A	N/A	N/A

Total Wyndham Worldwide	7,312	626,282

NOTE:	A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7
(1 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATION
(In millions)

		Reported	Legacy	Asset	Restructuring		VAT	CTA	Adjusted
	Net Revenues	EBITDA	Adjustments(b)	Impairment(c)	Costs		Adjustments(e)	Writeoff(f)	EBITDA
Three months ended March 31, 2011
Lodging	$149	$27	$—	$13	$—		$—	$—	$40
Vacation Exchange and Rentals	356	93	—	—	—		—	—	93
Vacation Ownership	450	97	—	—	(1)	(d)	—	—	96

Total Reportable Segments	955	217	—	13	(1)		—	—	229
Corporate and Other (a)	(3)	(14)	(11)	—	—		—	—	(25)

Total Company	$952	$203	$(11)	$13	$(1)		$—	$—	$204

Three months ended June 30, 2011
Lodging	$190	$66	$—	$—	$—		$—	$—	$66
Vacation Exchange and Rentals	361	106	—	—	7	(g)	(31)	—	82
Vacation Ownership	541	130	—	—	—		—	—	130

Total Reportable Segments	1,092	302	—	—	7		(31)	—	278
Corporate and Other (a)	(2)	(26)	3	—	—		—	—	(23)

Total Company	$1,090	$276	$3	$—	$7		$(31)	$—	$255

Three months ended September 30, 2011
Lodging	$222	$67	$—	$—	$—		$—	$—	$67
Vacation Exchange and Rentals	436	131	—	—	—		—	4	135
Vacation Ownership	559	149	—	—	—		—	—	149

Total Reportable Segments	1,217	347	—	—	—		—	4	351
Corporate and Other (a)	(5)	(18)	(8)	—	—		—	—	(26)

Total Company	$1,212	$329	$(8)	$—	$—		$—	$4	$325

(a)	Includes the elimination of transactions between segments.

(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(c)	Relates to a non-cash impairment charge related to a write-down of an international joint venture in the Company’s lodging business.

(d)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(e)	Relates to a net benefit resulting from a refund of value added taxes.

(f)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

(g)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.

Table 7
(2 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATIONS
(In millions)

		Reported	Acquisition	Legacy	Restructuring	Adjusted
	Net Revenues	EBITDA	Costs(b)	Adjustments(c)	Costs(d)	EBITDA
Three months ended March 31, 2010
Lodging	$144	$33	$—	$—	$—	$33
Vacation Exchange and Rentals	300	80	4	—	—	84
Vacation Ownership	444	82	—	—	—	82

Total Reportable Segments	888	195	4	—	—	199
Corporate and Other (a)	(2)	(20)	—	2	—	(18)

Total Company	$886	$175	$4	$2	$—	$181

Three months ended June 30, 2010
Lodging	$178	$49	$1	$—	$—	$50
Vacation Exchange and Rentals	281	78	—	—	—	78
Vacation Ownership	505	104	—	—	—	104

Total Reportable Segments	964	231	1	—	—	232
Corporate and Other (a)	(1)	(14)	—	—	—	(14)

Total Company	$963	$217	$1	$—	$—	$218

Three months ended September 30, 2010
Lodging	$203	$67	$—	$—	$—	$67
Vacation Exchange and Rentals	330	103	1	—	—	104
Vacation Ownership	533	123	—	—	—	123

Total Reportable Segments	1,066	293	1	—	—	294
Corporate and Other (a)	(1)	30	—	(52)	—	(22)

Total Company	$1,065	$323	$1	$(52)	$—	$272

Three months ended December 31, 2010
Lodging	$163	$40	$—	$—	$—	$40
Vacation Exchange and Rentals	282	32	1	—	9	42
Vacation Ownership	497	131	—	—	—	131

Total Reportable Segments	942	203	1	—	9	213
Corporate and Other (a)	(5)	(20)	—	(3)	—	(23)

Total Company	$937	$183	$1	$(3)	$9	$190

Twelve months ended December 31, 2010
Lodging	$688	$189	$1	$—	$—	$190
Vacation Exchange and Rentals	1,193	293	6	—	9	308
Vacation Ownership	1,979	440	—	—	—	440

Total Reportable Segments	3,860	922	7	—	9	938
Corporate and Other (a)	(9)	(24)	—	(54)	—	(78)

Total Company	$3,851	$898	$7	$(54)	$9	$860

Note: Amounts may not add across due to rounding.

(a)	Includes the elimination of transactions between segments.

(b)	Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons during March 2010, the TRYP hotel brand during June 2010, ResortQuest during September 2010 and James Villa Holidays during November 2010.

(c)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(d)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2011
		Tax Valuation
	As Reported	Allowance	Legacy Adjustments		VAT Adjustments		CTA Writeoff		As Adjusted
Net revenues
Service fees and membership	$584								$584
Vacation ownership interest sales	320								320
Franchise fees	160								160
Consumer financing	105								105
Other	43								43

Net revenues	1,212	—	—		—		—		1,212

Expenses
Operating	490						(4)	(d)	486
Cost of vacation ownership interests	35								35
Consumer financing interest	21								21
Marketing and reservation	182								182
General and administrative	157		8	(b)					165
Restructuring	—								—
Depreciation and amortization	43								43

Total expenses	928	—	8		—		(4)		932

Operating income	284	—	(8)		—		4		280
Other income, net	(2)								(2)
Interest expense	34								34
Interest income	(19)				16	(c)			(3)

Income before income taxes	271	—	(8)		(16)		4		251
Provision for income taxes	96	13 (a)	(2	)(e)	(9	)(e)	—	(e)	98

Net income	$175	$(13)	$(6)		$(7)		$4		$153

Earnings per share
Basic	$1.10	$(0.08)	$(0.03)		$(0.05)		$0.02		$0.96
Diluted	1.08	(0.08)	(0.03)		(0.04)		0.02		0.94

Weighted average shares outstanding
Basic	159	159	159		159		159		159
Diluted	162	162	162		162		162		162

Note: EPS amounts may not add across due to rounding.

(a)	Relates to the reversal of a tax valuation allowance.

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(c)	Relates to interest income associated with a refund of value added taxes.

(d)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

(e)	Relates to the tax effect of the adjustments.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended September 30, 2011
		Early
		Extinguishment of		Tax Valuation	Legacy		Asset		Restructuring
	As Reported	Debt		Allowance	Adjustments		Impairment		Costs		VAT Adjustments		CTA Writeoff		As Adjusted
Net revenues
Service fees and membership	$1,579														$1,579
Vacation ownership interest sales	855														855
Franchise fees	395														395
Consumer financing	310														310
Other	114														114

Net revenues	3,253	—		—	—		—		—		—		—		3,253

Expenses
Operating	1,358												(4)	(j)	1,354
Cost of vacation ownership interests	115														115
Consumer financing interest	67														67
Marketing and reservation	472														472
General and administrative	422				12	(c)					31	(g)			465
Asset impairment	13						(13)	(e)							—
Restructuring	6								(6)	(f)					—
Depreciation and amortization	133														133

Total expenses	2,586	—		—	12		(13)		(6)		31		(4)		2,606

Operating income	667	—		—	(12)		13		6		(31)		4		647
Other income, net	(9)				4	(d)									(5)
Interest expense	115	(12)	(a)								(3)	(h)			100
Interest income	(22)										16	(i)			(6)

Income before income taxes	583	12		—	(16)		13		6		(44)		4		558
Provision for income taxes	222	5	(k)	13 (b)	(5	)(k)	5	(k)	2	(k)	(24	)(k)	—	(k)	218

Net income	$361	$7		$(13)	$(11)		$8		$4		$(20)		$4		$340

Earnings per share
Basic	$2.17	$0.04		$(0.08)	$(0.06)		$0.05		$0.03		$(0.12)		$0.02		$2.05
Diluted	2.12	0.04		(0.08)	(0.06)		0.05		0.03		(0.12)		0.02		2.00

Weighted average shares outstanding
Basic	166	166		166	166		166		166		166		166		166
Diluted	170	170		170	170		170		170		170		170		170

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first half of 2011.

(b)	Relates to the reversal of a tax valuation allowance.

(c)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(d)	Relates to a gain on the redemption of a preferred stock investment allocated to the Company in connection with our separation.

(e)	Relates to a non-cash impairment charge related to a write-down of an international joint venture in the Company’s lodging business.

(f)	Primarily relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.

(g)	Relates to a net benefit resulting from a refund of value added taxes.

(h)	Relates to interest on value added tax accruals.

(i)	Relates to interest income associated with a refund of value added taxes.

(j)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

(k)	Relates to the tax effect of the adjustments.

Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2010
	As Reported	Early Extinguishment of Debt		Acquisition Costs		Legacy Adjustments		As Adjusted
Net revenues
Service fees and membership	$464							$464
Vacation ownership interest sales	308							308
Franchise fees	142							142
Consumer financing	107							107
Other	44							44

Net revenues	1,065	—		—		—		1,065

Expenses
Operating	410			(1)	(b)			409
Cost of vacation ownership interests	52							52
Consumer financing interest	27							27
Marketing and reservation	149							149
General and administrative	101					52	(c)	153
Asset impairment	4							4
Depreciation and amortization	43							43

Total expenses	786	—		(1)		52		837

Operating income	279			1		(52)		228
Other income, net	(1)							(1)
Interest expense	47	(11)	(a)					36
Interest income	(2)							(2)

Income before income taxes	235	11		1		(52)		195
Provision for income taxes	79	5	(d)	—	(d)	(14	)(d)	70

Net income	$156	$6		$1		$(38)		$125

Earnings per share
Basic	$0.88	$0.04		$0.01		$(0.22)		$0.71
Diluted	0.84	0.04		0.01		(0.21)		0.68

Weighted average shares outstanding
Basic	177	177		177		177		177
Diluted	184	184		184		184		184

Note: EPS amounts may not add across due to rounding.

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during third quarter of 2010.

(b)	Relates to costs incurred in connection with the Company’s acquisition of ResortQuest during September 2010.

(c)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets primarily related to the accrual that was no longer needed for outstanding Cendant contingent tax liabilities since Cendant and the IRS agreed to settle the IRS examination of Cendant’s taxable years 2003 through 2006 on July 15, 2010.

(d)	Relates to the tax effect of the adjustments.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended September 30, 2010
		Early
		Extinguishment of
	As Reported	Debt		Acquisition Costs		Legacy Adjustments		As Adjusted
Net revenues
Service fees and membership	$1,298							$1,298
Vacation ownership interest sales	796							796
Franchise fees	353							353
Consumer financing	318							318
Other	149							149

Net revenues	2,914	—		—		—		2,914

Expenses
Operating	1,179			(6)	(b)			1,173
Cost of vacation ownership interests	138							138
Consumer financing interest	80							80
Marketing and reservation	410							410
General and administrative	394					51	(c)	445
Asset impairment	4							4
Depreciation and amortization	128							128

Total expenses	2,333	—		(6)		51		2,378

Operating income	581	—		6		(51)		536
Other income, net	(6)			—				(6)
Interest expense	133	(27	)(a)					106
Interest income	(3)							(3)

Income before income taxes	457	27		6		(51)		439
Provision for income taxes	157	11	(d)	1	(d)	(15	)(d)	154

Net income	$300	$16		$5		$(36)		$285

Earnings per share
Basic	$1.68	$0.09		$0.03		$(0.21)		$1.59
Diluted	1.62	0.09		0.03		(0.20)		1.53

Weighted average shares outstanding
Basic	179	179		179		179		179
Diluted	186	186		186		186		186

Note: EPS amounts may not add across due to rounding.

(a)	Relates to costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010 and the early repurchase of a portion of the Company’s 3.50% convertible notes during the third quarter of 2010.

(b)	Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons Holdings Ltd. during March 2010, the Tryp hotel brand during June 2010 and ResortQuest during September 2010.

(c)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets primarily related to the accrual that was no longer needed for outstanding Cendant contingent tax liabilities since Cendant and the IRS agreed to settle the IRS examination of Cendant’s taxable years 2003 through 2006 on July 15, 2010.

(d)	Relates to the tax effect of the adjustments.

Table 9
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION
(In millions)
FREE CASH FLOW
The Company defines free cash flow as net cash provided by operating activities less capital expenditures, equity investments and development advances and excluding cash payments related to the Company’s contingent tax liabilities that it assumed and is responsible for pursuant to its separation from Cendant. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, equity investments and development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.
The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Nine Months Ended September 30,
	2011	2010
Net cash provided by operating activities	$860	$528
Less: Property and equipment additions	(153)	(100)
Less: Equity investments and development advances	(8)	(9)
Plus: Cash payments related to contingent IRS tax liabilities	—	145

Free cash flow	$699	$564

GROSS VOI SALES
The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year
2011	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales	$319	$412	$455	N/A	N/A
Less: Sales under the WAAM	(18)	(19)	(38)	N/A	N/A

Gross VOI sales, net of WAAM sales	302	393	417	N/A	N/A
Less: Loan loss provision	(79)	(80)	(96)	N/A	N/A

Vacation ownership interest sales	$222	$313	$320	N/A	N/A

2010
Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under the WAAM	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

2009
Gross VOI sales	$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting	67	37	36	47	187
Less: Loan loss provision	(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales	$239	$242	$285	$287	$1,053

2008
Gross VOI sales	$458	$532	$566	$432	$1,987
Plus/(less): Net effect of percentage-of-completion accounting	(82)	(5)	(2)	14	(75)
Less: Loan loss provision	(82)	(113)	(119)	(136)	(450)

Vacation ownership interest sales	$294	$414	$446	$309	$1,463

Note: Amounts may not add due to rounding.
The following represents tele-sales upgrades, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2011	$18	$18	$21	N/A	N/A
2010	$20	$20	$23	$17	$80
2009	$24	$23	$29	$28	$104
2008	$33	$35	$49	$40	$156

Note: Amounts may not add across due to rounding.